EXHIBIT 99.1 Central Vermont Public Service NEWS RELEASE For Immediate Release: July 27, 2005

Central Vermont Reports Second Quarter Earnings

RUTLAND, VT - Central Vermont Public Service (NYSE: CV) reported consolidated second quarter earnings of $2.1 million today, or 17 cents per diluted share of common stock. This compares to second quarter 2004 earnings of $3.5 million, or 27 cents per diluted share of common stock.

For the first six months of 2005, CV reported a consolidated loss of $2.5 million, or 22 cents per diluted share of common stock. This compares to first six months 2004 earnings of $13.9 million, or $1.09 per diluted share of common stock. CV's 2005 results include a $21.8 million pre-tax ($11.2 million after-tax) charge to earnings related to a March 29, 2005 Rate Order.

President Bob Young said the company is focused on maintaining a high level of customer service while returning to a stable financial position. Budget cuts, including capital and operating and maintenance reductions that will not negatively affect customer service, have been made for 2005 and 2006, and the company has appealed the Rate Order to the Vermont Supreme Court. Management continues to examine other steps to improve cash flow and earnings.

"We are committed to returning the company to a position that carefully balances the needs of our customers and our shareholders," Young said.

As a result of the unfavorable Rate Case outcome, the Company is projecting a consolidated loss in the range of 0 to 10 cents per share in 2005.

Quarterly Performance Summary
Utility Business

Operating revenues increased $7.5 million, pre-tax, in the second quarter of 2005 compared to the same period in 2004, primarily due to the following factors:

  Resale sales increased $6.2 million resulting from more mWh available for resale in 2005 versus the same period in 2004. In the second quarter of 2005, CV sold its excess power supply primarily through two forward sale contracts that have been in place since the fourth quarter of 2004. In the second quarter of 2004, CV sold its excess to ISO-New England, but there were fewer mWh available for resale due to scheduled nuclear plant outages at Vermont Yankee and Millstone Unit #3 and an unscheduled outage at Vermont Yankee. In total, the increased resale sales volume contributed about $5.3 million to the favorable variance and higher energy prices related to those sales contributed about $0.9 million.
  Retail sales increased $1.2 million due to a 3.8 percent increase in sales volume, partially offset by the 2.75 percent rate reduction beginning in April 2005. The increase in sales volume is primarily attributed to warmer weather in 2005, which increased average customer usage for the period. In total the increased sales volume contributed about $2.7 million to the favorable variance, while the rate reduction decreased revenue by about $1.5 million.
  Other operating revenue increased $0.1 million mostly related to higher transmission revenue.

Purchased power expense increased $4.1 million, pre-tax, in the second quarter of 2005 compared to the same period in 2004, primarily due to the following factors:

  Power purchases under long-term contracts increased $6.8 million related to higher Vermont Yankee plant output due to second quarter 2004 outages and more deliveries under the Hydro-Quebec contract, offset by lower output from Independent Power Producers.
  Short-term purchases decreased $3.6 million primarily related to second quarter 2004 Vermont Yankee plant outages that required CV to purchase replacement power from ISO-New England and other third-parties.
  Nuclear decommissioning costs increased $0.9 million related to higher Connecticut Yankee rates under FERC-approved tariffs and elimination of accounting deferrals for incremental Yankee Atomic dismantling costs per the Rate Order.

Other operating costs increased $1.7 million, pre-tax, in the second quarter of 2005 compared to the same period in 2004, primarily due to the following factors:

  Higher administrative and general costs related to pension and active medical, bondholder consent fees and an environmental insurance settlement received in the second quarter of 2004 with no comparable item received in 2005.
  Higher transmission and distribution expense due to higher costs under the NEPOOL open access transmission tariff and pole treating expenses, offset by lower service restoration costs.
  Higher production costs mostly due to maintenance costs related to CV's joint ownership interest in the McNeil generating station.

Other items affecting second quarter 2005 results compared to the same period in 2004 included:

  A second-quarter 2004 tax settlement that resulted in a $1.5 million pre-tax ($1.1 million after-tax) favorable effect in 2004 with no comparable item in 2005.
  Other favorable items include lower interest expense due to the August 2004 bond refinancing and higher equity in earnings from CV's investment in Vermont Electric Power Company ("Velco").
  Other unfavorable items include higher insurance expense due to death benefit proceeds received in 2004, and lower interest income.

Non-utility Business
Catamount recorded a second quarter 2005 loss of $0.6 million compared to second quarter 2004 earnings of less than $0.1 million. The second quarter loss is primarily related to termination of our interest in the Appomattox project due to expiration of the lease in the fourth quarter of 2004, lower earnings from certain equity investments and higher operating costs, offset by lower amortization expenses and higher interest income from investments.

Year-To-Date Performance Summary
The analysis of year-over-year earnings for the utility business is discussed in three parts: recurring earnings from continuing operations, impacts of first quarter 2005 charge to earnings related to the Rate Order, and impacts of the 2004 Connecticut Valley Electric Company ("CVEC") asset sale.

Utility Business - continuing operations
Operating revenues increased $5.2 million, pre-tax, excluding first quarter 2005 effects of the Rate Order, for the first six months of 2005 compared to the same period in 2004 due to the following factors:

  Resale sales increased $4.9 million primarily due to more mWh available for resale in 2005 versus the same period in 2004. In 2005, CV sold most of its excess power supply through two forward sale contracts and the remainder to ISO-New England. In 2004, CV sold its excess power supply to ISO-New England and other third parties, but there were fewer mWh available for resale due to second quarter 2004 nuclear plant outages. In total, the increased resale sales volume contributed about $3.7 million to the favorable variance, higher prices for those sales contributed about $0.9 million and higher capacity-related revenues contributed about $0.3 million.
  Retail sales increased $0.2 million primarily due to a 0.9 percent increase in sales volume and customer mix, which was mostly offset by the 2.75 percent rate reduction beginning in April 2005. In total, the sales volume and customer mix contributed about $1.7 million to the favorable variance, while the rate reduction decreased revenue by about $1.5 million.
  Other operating revenue increased $0.1 million mostly related to higher transmission revenue.

Purchased Power costs decreased $14.4 million, pre-tax, excluding first quarter 2005 effects of the Rate Order, for the first six months of 2005 compared to the same period in 2004 due to the following factors:

  Long-term purchases increased $3.3 million related to higher Vermont Yankee plant output due to second quarter 2004 plant outages and more deliveries under the Hydro-Quebec contract, partly offset by lower output from Independent Power Producers.
  Short-term purchases decreased $4.4 million due to purchases of replacement energy for Vermont Yankee plant outages in 2004 with no comparable plant outages in 2005.
  Nuclear decommissioning costs increased $1.1 million mostly related to higher Connecticut Yankee rates under FERC-approved tariffs and elimination of deferrals for incremental Yankee Atomic dismantling costs per the Rate Order.
  In the first quarter of 2004, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Contingencies ("SFAS No. 5"), CV recorded a $14.4 million pre-tax loss accrual due to termination of the long-term power contract with CVEC. The loss accrual represented management's best estimate of the difference between expected future sales revenue, in the wholesale market, for the purchased power that was formerly sold to CVEC and the cost of that power. The loss accrual is being reversed and amortized against power expense on a straight-line basis through 2015, the estimated life of the power contracts that were in place to source the CVEC power contract.

Other operating costs increased $3.0 million, pre-tax, excluding first quarter 2005 effects of the Rate Order, for the first six months of 2005 compared to the same period in 2004, primarily due to the following factors:

  Higher administrative and general costs related to pension, bondholder consent fees, officers and directors insurance premiums and an environmental insurance settlement received in 2004, offset by lower retiree medical and workers' compensation claims.
  Higher transmission and distribution expense due to higher costs under the NEPOOL open access transmission tariff, pole treating expenses and service restoration costs.
  Higher production costs mostly due to maintenance costs related to CV's joint ownership interest in the McNeil generating station.

Other factors affecting first six months 2005 results compared to the same period in 2004 included:

  A second-quarter 2004 tax settlement that resulted in a $1.5 million pre-tax ($1.1 million after-tax) favorable effect in 2004 with no comparable item in 2005.
  Other favorable items include lower interest expense due to the August 2004 bond refinancing, and higher equity in earnings from Velco.
  Other unfavorable items include higher insurance expense due to death benefit proceeds received in 2004, impairment of available-for-sale securities based on management's intent to liquidate certain securities prior to their maturity, and lower interest income.

Utility Business - Rate Order
On March 29, 2005, the Vermont Public Service Board issued its Order on the rate investigation and CV's request for a rate increase. For accounting purposes, the Rate Order resulted in a $21.8 million pre-tax, or $11.2 million after-tax, unfavorable effect on utility earnings in March 2005, or a 91 cent loss per diluted share of common stock. The primary components of the charge to earnings included: 1) a revised calculation of overearnings for the period 2001 - 2003; 2) application of the gain resulting from the CVEC sale to reduce costs; 3) a customer refund for over-collections for the period April 7, 2004 through March 31, 2005; and 4) amortization of costs and other adjustments required in the Rate Order. The table below summarizes the unfavorable pre-tax impacts of the Rate Order on specific Income Statement line items for the first six months of 2005 (in millions):

Income Statement Line Item Operating Revenue Purchased Power Other Operations Other Income Other Deductions Other Interest Total Rate Order Impact	$(6.2) (2.5) (10.7) (0.8) (0.4) (1.2) $(21.8)

Utility Business - 2004 CVEC Asset Sale
In the first six months of 2004, discontinued operations contributed $12.3 million, or $1.01 per diluted share of common stock to consolidated earnings, reflecting the after-tax gain resulting from the January 1, 2004 sale of the assets of CVEC. There are no remaining significant business activities related to CVEC.

For accounting purposes, components of the CVEC transaction were recorded in both continuing and discontinued operations on the consolidated 2004 income statement. The gain, net of tax, totaled $12.3 million, but CV recorded a loss on power costs, net of tax, of $8.4 million relating to termination of the power contract between CV and CVEC. Combining the two accounting transactions to assess the total impact of the transaction, resulted in a gain of $3.9 million, or 32 cents per diluted share of common stock, recorded in 2004.

Non-utility Business
Catamount recorded a $0.4 million loss in the first six months of 2005 compared to earnings of $0.6 million in the first six months of 2004. The loss is primarily related termination of our interest in the Appomattox project due to expiration of the lease in the fourth quarter of 2004, equity losses from an equity investment, higher operating costs and an investment impairment, offset by lower business development and amortization expenses.

Other Developments
After the issuance of the Rate Order, CV decided not to make additional equity investments in Catamount in 2005. However, to ensure Catamount can achieve its development goals, in April 2005, CV extended a bridge loan up to $14.8 million to continue construction of the 135-megawatt Sweetwater 3 project in Texas. In July 2005, Catamount secured a credit facility and repaid the loan.

For the last several years, Catamount has pursued a strategy of selling off its least attractive projects and redeploying the capital in new wind projects. In addition, Catamount is seeking an equity partner to pursue growth opportunities in the future. Catamount's long-term wind development plan, including the Sweetwater projects and other U.S. and U.K. development, is proceeding according to schedule.

Webcast
CV will host a conference call and webcast on Thursday, July 28, beginning at 2 p.m. EDT. At that time, CV President and CEO Robert Young and Chief Financial Officer Jean Gibson will present 2005 second quarter financial results, discuss ongoing impacts of CV's recent Rate Order and share CV's strategic outlook.

Interested parties may listen to the conference call live on the Internet by selecting the "Q2 Central Vermont Public Service Earnings Conference Call" link on CV's homepage at www.cvps.com. An audio archive of the call will be available at about 4:30 p.m. EST at the same location or by dialing 1-888-286-8010 and entering passcode 36017970.

About CV
CV is Vermont's largest electric utility, serving about 150,000 customers statewide. The Company's two non-regulated subsidiaries include Catamount Energy Corporation and Eversant Corporation. Catamount invests in non-regulated energy generation projects in the United States and United Kingdom with a focus on developing, owning and operating wind energy projects. Eversant sells and rents electric water heaters through a subsidiary, SmartEnergy Water Heating Services.

Forward Looking Statements
Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Actual results will depend, among other things, upon the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale electric markets, our ability to maintain our current credit ratings and performance of Catamount. These and other risk factors are detailed in CV's Securities and Exchange Commission filings. CV cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release. CV does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.

Central Vermont Public Service Corporation
Earnings (Loss) per Diluted Share Reconciliation

Second quarter 2005 versus second quarter 2004:

2004 Earnings per diluted share		$.27

Year over Year Effects on Earnings:
   Higher resale sales
   Higher retail revenue
   Higher purchased power costs
   IRS tax settlement received in 2004
   Higher administrative and general costs
   Catamount - loss in 2005 versus earnings in 2004
   Other
      Subtotal

2005 Earnings per diluted share

	..29 ..06 (.20) (.09) (.07) (.05) (.04)	(.10) $.17

First six months 2005 versus first six months 2004:

2004 Earnings per diluted share			$1.09

Year over Year Effects on Earnings:
   Higher resale sales
   Higher retail revenue (a)
   Lower purchased power costs (b)
   IRS tax settlement received in 2004
   Higher administrative and general costs
   Catamount - loss in 2005 versus earnings in 2004
   Higher transmission costs
   Other
      subtotal

Net impact of March 29, 2005 Rate Order

Net impact of CVEC sale recorded in 2004:
   Gain on discontinued operations
   SFAS No. 5 loss accrual - termination of power contract
     subtotal

2005 Loss per diluted share

(a) excludes effect of Rate Order
(b) excludes effect of Rate Order and 2004 SFAS No. 5 loss accrual

		..24 ..01 ..01 (.09) (.08) (.08) (.04) (.05) (1.01) .69	(.08) (.91) (.32) $(.22)
Central Vermont Public Service Corporation - Consolidated Earnings Release (unaudited) (dollars in thousands, except per share amounts)
	Three Months Ended June 30, 2005 2004		Six Months Ended June 30, 2005 2004
Utility Operating Data Retail and firm sales (mWh)	527,121	507,621	1,129,703	1,119,734
Operating revenues: Retail and firm sales Resale sales Retail customer refund Other operating revenue Total operating revenue	$62,194 10,636 - 2,264 $75,094	$61,032 4,459 - 2,144 $67,635	$132,988 19,546 (6,197) 4,400 $150,737	$132,817 14,646 - 4,286 $151,749
Operating expenses: Purchased power Other operating expenses Total operating expenses	$38,464 32,902 $71,366	$34,365 29,282 $63,647	$80,312 67,607 $147,919	$92,287 56,094 $148,381

Net Income (Loss) and Common Stock
   Income (Loss) from continuing operations
   Income from discontinued operations
Net Income (Loss)
   Preferred stock dividend requirements
Earnings (Loss) available for common stock

	$2,090 - 2,090 92 $1,998	$3,414 90 3,504 258 $3,246	$(2,537) - (2,537) 184 $(2,721)	$1,508 12,346 13,854 516 $13,338
Average shares of common stock outstanding: Basic Diluted	12,259,428 12,393,181	12,112,649 12,264,781	12,239,390 12,239,390	12,088,264 12,272,099
Earnings (loss) per share of common stock - basic: Continuing operations Discontinued operations Earnings (loss) per share	$.17 - $.17	$.26 .01 $.27	$(.22) - $(.22)	$.08 1.02 $1.10
Earnings (loss) per share of common stock - diluted: Continuing operations Discontinued operations Earnings (loss) per share Dividends per share of common stock	$.17 - $.17 $.23	$.26 .01 $.27 $.23	$(.22) - $(.22) $.46	$.08 1.01 $1.09 $.46
Non-regulated Business Catamount Energy Corporation: (Loss) earnings per basic and diluted common share Eversant Corporation: Earnings per basic and diluted common share	$(.05) $.01	$.00 $.01	$(.03) $.02	$.05 $.02

Media Inquiries:	Steve Costello, Director of Public Affairs (802) 747-5427; e-mail: scostel@cvps.com (802) 775-0486 (home) (802) 742-3062 (beeper)
Contact:	Jean H. Gibson, Senior Vice President, Chief Financial Officer and Treasurer (802) 747-5435; e-mail: jgibson@cvps.com